UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT
    Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (date of earliest event reported): June 23, 2004


                            HEALTHSOUTH Corporation
                            -----------------------
            (Exact Name of Registrant as Specified in its Charter)

                                   Delaware
                                   --------
                (State or Other Jurisdiction of Incorporation)

                 1-10315                              63-0860407
                 -------                              ----------
          (Commission File Number)         (IRS Employer Identification No.)


              One HEALTHSOUTH Parkway, Birmingham, Alabama 35243
              --------------------------------------------------
         (Address of Principal Executive Offices, Including Zip Code)


                                (205) 967-7116
                                --------------
             (Registrant's Telephone Number, Including Area Code)


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ITEM 5.  Other Events and Required FD Disclosure.

         HEALTHSOUTH Corporation today issued a press release entitled:
"HEALTHSOUTH CLOSES CONSENT SOLICITATIONS FOR ALL OUTSTANDING PUBLIC DEBT."

         A copy of the press release is attached hereto as Exhibit 99 and incorporated herein by reference.

ITEM 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.

See Exhibit Index.

                                  SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    HEALTHSOUTH CORPORATION


                                    By:    /s/ Gregory L. Doody
                                        ---------------------------------------
                                        Name: Gregory L. Doody
                                        Title:  Executive Vice President,
                                                  General Counsel and Secretary
          Dated: June 24, 2004

                                 Exhibit Index

Exhibit No.                       Description
-----------                       -----------

99                Press release of HEALTHSOUTH Corporation dated June 24, 2004.

                                                                    Exhibit 99
News From

                              [GRAPHIC OMITTED]

                                                          FOR IMMEDIATE RELEASE
                                                                  June 24, 2004

                 HEALTHSOUTH CLOSES CONSENT SOLICITATIONS FOR
                          ALL OUTSTANDING PUBLIC DEBT

BIRMINGHAM, Ala., June 24 -- HealthSouth Corp. (OTC Pink Sheets: HLSH) today announced that it has closed all of its consent solicitations for its outstanding public debt. As a result, the Company has obtained the consents required to approve the amendments and waivers that bring HealthSouth into compliance on all of its $2.6 billion in public debt.

The Company received consents from holders of over 99% in principal amount of each of the series of the debt issues for which consent solicitations expired yesterday.

"We are delighted to have successfully closed these consent solicitations, an important milestone in the turnaround of HealthSouth," said Jay Grinney, HealthSouth's President and Chief Executive Officer. "We are now continuing our efforts to build a future of solid growth and profitability for the Company."

The total consent fees to be paid for all of the Company's debt issues, including the previously completed consent solicitations for its 10.75% Senior Subordinated Notes and its 8.50% Senior Notes due 2008, is approximately $80 million.

About HealthSouth
HealthSouth is the nation's largest provider of outpatient surgery, diagnostic imaging and rehabilitative healthcare services, operating facilities nationwide and abroad. HealthSouth can be found on the Web at http://www.healthsouth.com.

Statements contained in this press release which are not historical facts are forward-looking statements. In addition, HealthSouth, through its senior management, may from time to time make forward-looking public statements concerning the matters described herein. Such forward-looking statements are necessarily estimates based upon current information, involve a number of risks and uncertainties and are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. HealthSouth's actual results may differ materially from the results anticipated in these forward-looking statements as a result of a variety of factors. While it is impossible to identify all such factors, factors which could cause actual results to differ materially from those estimated by HealthSouth include, but are not limited to: the investigations by the Department of Justice and the Securities Exchange Commission into HealthSouth's financial reporting and related activity; HealthSouth's statement that as a result of the investigations, the Company's previously filed financial statements should no longer be relied upon and may result in the Company restating its prior financial statements; the withdrawal by HealthSouth's former accountants of their audit reports on all of the Company's previously filed financial statements; the outcome of pending litigation relating to these matters; significant changes in HealthSouth's management team; HealthSouth's ability to successfully amend, restructure and/or renegotiate its existing indebtedness or cure or receive a waiver of alleged defaults under such agreements, the inability of which may result in HealthSouth filing a voluntary petition for bankruptcy; HealthSouth's ability to continue to operate in the ordinary course and manage its relationships with its creditors, including its lenders, bondholders, vendors and suppliers, employees and customers; changes, delays in or suspension of reimbursement for HealthSouth's services by governmental or private payors; changes in the regulation of the healthcare industry at either or both of the federal and state levels; changes to the implementation of the prospective payment system for inpatient rehabilitation services; competitive pressures in the healthcare industry and HealthSouth's response thereto; HealthSouth's ability to obtain and retain favorable arrangements with third-party payors; general conditions in the economy and capital markets; and other factors which may be identified from time to time in the Company's SEC filings and other public announcements.

                                      ###
          For more information contact Andy Brimmer at 205-410-2777.